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                                                                   EXHIBIT 10.30

                               (Expurgated Copy)




                            GLASS SUPPLY AGREEMENT


                                    BETWEEN


                            THE BOSTON BEER COMPANY


                                      AND


                      OWENS-BROCKWAY GLASS CONTAINER INC.
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                            GLASS SUPPLY AGREEMENT
                                    BETWEEN
                     THE BOSTON BEER COMPANY ("PURCHASER")
                                      AND
                OWERNS-BROCKWAY GLASS CONTAINER INC. ("SELLER")


1.   AGREEMENT TERM

     From the date of signing through December 31, ______.

2.   PRICES

     Prices and related terms (the "Prices") are detailed on Attachment 1 and are subject to adjustment as provided below in Section 4.

3.   VOLUME

     Subject to Section 6 below, and in the absence of a Force Majeure Event as described in Section 14 below, Seller agrees to sell and Purchaser agrees to purchase, during the term of this Agreement, the following quantities of glass containers.

(A)  For 1998, ________________________________________________.

(B)  For the remaining term of the Agreement, ______________________.

4.   PRICE ADJUSTMENTS

(A) Except to the extent that price reductions result from Strategic Initiatives contemplated by Section 12, prices are firm through December 31, ____.

(B)  Price for calendar year _________________________________________

a) Price adjustment cap of _____annually. Price adjustments are calculated from prior year prices.

b)   Prices are effective January 1 of each year.
c)   Price adjustments will be advised by December 1 of the preceding year.

5.  _________________________________________________________

6.   RESPONSIBILITY TO PURCHASE AND INVENTORIES

(A) Purchaser shall provide Seller with Purchaser's best estimates of Purchaser's anticipated requirements for glass containers on an annual and monthly basis, and Seller will provide on a monthly basis inventory levels of Purchaser's glass containers, both of which are to be listed by Purchaser's brewery to which glass containers are to be delivered. Recognizing that from time to time considerable
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     variations will occur in the annual and monthly forecasts, Seller shall use its commercially reasonable best efforts to accommodate such delivery requirements, but Seller will not be responsible for any substantial unanticipated variations in glass container requirements which it is unable to accommodate. If Seller is ____________________________________. Supplier
     shall be liable if forecasts, as reasonably provided, are not fulfilled. Under such circumstances, The Boston Beer Company ________________________. Additionally, the _____________________________. If an event of Force Majeure, as described in Section 14 below, continues and prevents Seller from producing and or delivering the glass, then, in such event, _________________________ during the period of the event of Force Majeure, without any breach of this Agreement by Purchaser. If such an event of
     Force Majeure occurs, as aforesaid, then in such an event, Seller shall
     ______________________.

(B) Purchaser authorizes Seller on the basis of the above-noted forecast to produce and maintain a reasonable inventory of glass containers (not to exceed a current __ day inventory without the consent of both parties). In the event of the expiration or termination of the Agreement for any reason, Purchaser shall (upon delivery of such inventory), in addition to any other obligations it may have to Seller, ______________ glass containers produced to as aforesaid date of termination.

(C) ___storage for a period of __ days from the date of manufacture or want date whichever is the later. When inventory has reached ___ months of age, Purchaser will have the option of (a) having the glass shipped to a specified location, (b) having the glass culleted and be invoiced __________ such glass, or (c) being invoiced for the ________________..

(D) If Purchaser elects the option set forth in Section (C)(c) above, then, in such event, Seller agrees to store Purchaser's property in a segregated area, clearly labeled to designate that it contains Purchaser's products. The warehouse where Purchaser's products shall be located will be identified to The Boston Beer Company in writing prior to beginning such storage. Seller hereby appoints Purchaser as its agent and grants to Purchaser a power-of-attorney, for purposes of this paragraph only, which power-of-attorney is irrevocable during the term of this Agreement, with authority to sign and deliver such documents, endorsements and instruments, including UCC-1 Financing Statements to reflect Purchaser's ownership of all right, title and interest in and to Purchaser's property warehoused at Seller's location shown above, or elsewhere as agreed to, and to take all other such action in the name of Seller as Purchaser may deem necessary or advisable to protect and preserve Purchaser's ownership and right to possession of Purchaser's property; provided, however, that Purchaser shall not have any obligation to do so and its not so doing shall not in any manner affect Purchaser's title to Purchaser's property for which it has rendered payment to Seller and which is stored, as aforesaid.

7.   MOLD EQUIPMENT

(A) Seller shall ___________ molds used to produce bottles, including any replacement parts. Seller shall ____________ during the term of the Agreement. Seller shall use
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     any molds that produce designs proprietary to Purchaser exclusively for the manufacture and production of bottles for Purchaser hereunder and for no other purpose.

(B) If Purchaser requests Seller to produce new proprietary design molds during the term of the Agreement, and Seller agrees to produce such molds, the Parties agree to enter into a written agreement regarding the _________ such molds.

8.   FREIGHT

     All ________ based on current ship-to locations:  _______________________.
Any change in current ship-to locations that exceeds Owens-Brockway's current freight costs will be negotiated and mutually agreed upon.

9.   PALLETS

     Pallets are memo billed on the face of the glass invoice. Seller will review and Purchaser will be advised of pallet activity on a monthly basis. A monthly float of pallets outstanding will be permitted to the equivalent of Purchaser's highest volume month pallet usage over a twelve month period. Pallet balances exceeding the float limit will be invoiced at the current rate of $____ for 40" x 48" pallets and $___ for 56" x 44" bulk pallets if pallet balance is not corrected within 30 days of notification.

10.  TERMS

     ______________________

11.  AGREEMENT _____ OPTION

     The Purchaser shall have the option to ____________ this Agreement for an additional ________ period, provided the Purchaser exercises such option by notifying Seller no later than ____________. Selling prices in effect in Agreement year ____ will be the prices to which the ____________ will be applied during the first year of the extension. The _________ (Attachment 2) will be ________________ in Agreement year ______________________. All other terms for the extension period will be negotiated in good faith.

12.  STRATEGIC OBJECTIVES

     The Boston Beer Company and Owens-Brockway mutually agree to establish teams to develop and actively work on strategic objectives that will focus on ______ improvement initiatives, and _____________ accruing from such initiatives.

13.  OTHER TERMS AND CONDITIONS

(A) The parties agree to negotiate in good faith to resolve all other terms and conditions which may materially affect their commercial relationship. If, pending such further negotiations, any issues arise between the parties which are not expressly dealt with in the Agreement or in any written amendment to this Agreement, the parties agree to
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     resolve such issues in an equitable manner by mutual good faith negotiations. The parties further agree that this procedure shall be the exclusive mechanism for resolving open issues, which shall not be affected or governed by any other statutory or documentary provision including any set forth in purchase orders, order acknowledgment forms, invoices or similar documents.

(B) Notwithstanding the above, if the parties are unable to resolve any issues as described above, then, in such event, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each of Seller and Purchaser shall select one arbitrator, and the two arbitrators so selected shall mutually agree to the selection of a third arbitrator; or, failing such mutual agreement, the third arbitrator shall be selected by the American Arbitration Association. The arbitration shall occur in Boston, Massachusetts, or otherwise as mutually agreed to by Seller and Purchaser.

(C)  The Boston Beer Company shall __________________________.

14.   FORCE MAJEURE

     If either the Seller or the Purchaser is prevented, hindered, or delayed from or in performing any of its obligations under this Agreement (other than an obligation to make payment) by a Force Majeure Event then:

     That parties' obligations under this Agreement shall be suspended for so long as the Force Majeure Event continues and to the extent that the party is so prevented, hindered or delayed;

     As soon as reasonably possible after the commencement of the Force Majeure Event that the party shall notify the other party in writing of the occurrence of the Force Majeure Event, the date of commencement of the Force Majeure Event, the effects of the Force Majeure Event on its ability to perform its obligations under this Agreement, and the efforts being made or proposed by that party to remove or avoid such Force Majeure Event;

     That party shall use all reasonable efforts to mitigate the effects of the Force Majeure Event upon the performance of its obligations under this Agreement;

     As soon as reasonably possible after the cessation of the Fore Majeure Event that party shall notify the other party in writing of the cessation of the Force Majeure Event and shall presume performance of its obligations under this Agreement. Owens-Brockway will give _____ to The Boston Beer Company for glass supply as soon as Seller has production capability, it being understood that Seller will use all commercially reasonable efforts to expedite attaining production capability.

     For the purposes of this section, "Force Majeure Event" means any event
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     beyond the reasonable control of a party and which is unavoidable notwithstanding the reasonable care of that party. A Force Majeure event at one or more, but not all, of Seller's production facilities shall not constitute a Force Majeure Event, unless more than ______________ of Seller's aggregate production capacity is affected.

15.   CONFIDENTIALITY

     Both during and after the termination of this Agreement, Seller shall maintain in strict confidence all confidential information disclosed to it by Purchaser, including, but not limited to, all operational strategies and plans, all information regarding contract-brewing arrangements of Purchaser, all price and marketing information, customer data, technical information and data, and other similar forms of confidential information relating to the Purchaser's products and services and the production and distribution thereof, as well as all other general strategic planning or proprietary business information identified as such by Purchaser to Seller. Upon the expiration or termination of this Agreement, Seller agrees to return to Purchaser all materials then in the possession of Seller or of any employee or agent of Seller, which contains confidential information of Purchaser.

16.   QUALITY AND SERVICE

     Seller agrees to produce glass containers meeting specifications as set forth in Attachments 3.1 through 3.3, or as amended and mutually agreed upon from time to time.

17.   GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with, the laws of the Commonwealth of Massachusetts.

THE BOSTON BEER COMPANY      OWENS-BROCKWAY GLASS CONTAINER INC.


/s/ JIM KOCH                 /s/ WILLIAM M. GARRISON

Brewer                       Vice President, Industry Manager-Beer

4/30/98                      4/29/1998
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                                 ATTACHMENT 1

     Location     Mold       Desc.       Cap       Color       Price





CORRUGATED COMPONENTS

     Owens-Brockway may be asked to purchase some or all corrugated components. Owens-Brockway's purchase price of corrugated components ______ to The Boston Beer Company and ______________. Corrugated carton charges will be ___________________. Owens-Brockway's commercial best efforts will be used in corrugated _________. The Boston Beer Company may also choose _______________ Owens-Brockway. Under this circumstance, the transactions would mirror the handling of basket carriers.

SET UP CHARGES

     Set up charges for the RSC cartons, partitions and basket carriers will be
____________.

BASKET CARRIERS

     The ___________________ for the shipment of bottles by Owens-Brockway to The ______________.

     Additionally, The Boston Beer Company may choose
_____________________________________________.


NEW ITEMS

     Any new items, or glass containers containing changes in design or specifications that are developed for and shipped to The Boston Beer Company during the Agreement Term shall be _____________________.
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                                 ATTACHMENT 2


                                ATTACHMENT 3.1

                     (Specifications for 12 oz. Longneck)
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                                ATTACHMENT 3.2

                       (Specifications for 12 oz. Stock)
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                                ATTACHMENT 3.3

                       (Specifications for 22 oz. Stock)